CONTACTS:
Cathy Jessup, CFO
The Topps Company, Inc.
212.376.0466
    or
Betsy Brod/Jonathan Schaffer
Brod Group, LLC
212.750.5800

For immediate release

New York, NY, November 17, 2003 - The Topps Company, Inc. (Nasdaq: TOPP) announced today that discussions for the acquisition of certain brands of The Foreign Candy Company, Inc. have terminated. No transaction is contemplated between the parties.

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include Ring Pop, Push Pop, Baby Bottle Pop and Juicy Drop Pop lollipops as well as Bazooka bubble gum. Topps entertainment products include trading cards, sticker and album collections, and collectible games. For additional information, visit www.topps.com.